POWER OF ATTORNEY

                                                          Exhibit 24

Know all men by these presents that James Ritts does hereby make,

constitute and appoint each of Beverly C. Chell and Christopher A. Fraser a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in name, place and stead of the undersigned, to execute and deliver such forms as may be required to be filed from time to time in respect of PRIMEDIA Inc.

with the Securities and Exchange Commission pursuant to Section 16(a)

of the Securities Exchange Act of 1934, as amended,(the "Securities Act")

including without limitation, statements on Form 3, Form 4 and Form 5.

The undersigned acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the undersigned, are not assuming, nor is PRIMEDIA, Inc. assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Act.

      /s/ James Ritts

November 3, 2003